UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2008

Osteologix, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

333-112754 (Commission File Number)	32-0104570 (IRS Employer Identification No.)

425 Market Street
Suite 2230
San Francisco, CA 94105

(Address of principal executive offices and zip code)

(415) 955-2720

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, the Board of Directors (the “Board”) of Osteologix, Inc. (the “Company”) approved changes in the base salaries of the following named executive officers, effective as of January 1, 2008:

•	For Mr. Philip J. Young, President and Chief Executive Officer, a base salary increase from $350,000 to $367,500. No other terms set forth in Mr. Young’s employment agreement were amended.

•	For Mr. Matthew M. Loar, Chief Financial Officer, a base salary increase from $250,000 to $262,500. No other terms set forth in Mr. Loar’s employment agreement were amended.

The increases in annual base salary for Messrs. Young and Loar were based on an annual review of the compensation of senior management positions. Based on the results of the review, the Compensation Committee and the Board of Directors concluded that the salary increases for the named executive officers were warranted and in the best interest of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOLOGIX, INC.

By: /s/ Matthew M. Loar
Name: Matthew M. Loar
Title: Chief Financial Officer

Dated: January 14, 2008